UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                  CURENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest reported)  December 7, 1999

                                 RBID.com., Inc.
                 -------------------------------------------------
                 (Exact name of registrant as specified in its chapter)

         Florida
----------------------------      -------------------------      33-0857311
(State or other jurisdiction            (Commission             (IRS Employer
      of incorporation                  File Number)         Identification No.)

    24461 Ridge Route Dr., Laguna                                    92663
             Hills, CA.                                            (Zip Code)
 (Address of principal executive offices)

Registrant's telephone number, including area code (949) 470-4550

                            None
    -----------------------------------------------------------
   (Former name or former address, if changed since last report)


                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 1. Changes in Control of Registrant

NONE.

Item 2. Acquisition or Disposition of Assets.

         On December 7, 1999, the Company executed an Asset Purchase Agreement with Lead Machine, Inc., a Washington corporation, and Tina Hagedorn, the sole shareholder of Lead Machine, Inc pursuant to which the Company agreed to purchase the asset "Millionaires Island" which consists of certain customer accounts, customer lists and contracts. Under the Agreement, the Company will treat the acquisition of the assets of Lead Machine, Inc., as an Asset purchase and intends to account for the purchase in this manner. The Company has agreed to pay a fee for the assets equal to a percentage of the fees and revenues generated by the Company from the present customers of Millionaires Island as well as future revenue generated by the Company from new subscriptions to Millionaires Island. The purchase price is equal to a fee of the greater of $50.00 or ten percent of the fees generated by the Company per customer subscribing to Millionaires Island after November 1, 1999. The Company assumed no liabilities of Lead Machine, Inc. In addition, Ms. Hagedorn shall be appointed as the President of the Millionaires Island division of the Company and shall be eligible to participate in compensation programs to be adopted by the Company. The Agreement also sets forth certain sales benchmarks for the Company, and Ms. Hagedorn, at her option, could terminate the Company's right to use the Millionaires Island asset. A copy of the Asset Purchase Agreement is available for inspection at the Company's Corporate Offices.


Item 3. Bankruptcy or Receivership.

NONE.

Item 4. Changes in Registrant's Certifying Accountant.

NONE.

Item 5. Other Events.

NONE.

Item 6. Resignations of Registrant's Directors.

NONE.

Item 7. Financial Statements and Exhibits.

 NONE.

Item 8. Change in Fiscal Year.


NONE.

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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               (Registrant)

                                          /s/Horst P. Danning
                                          -------------------
Date: December 9, 1999                    Horst P. Danning, Chairman/CEO
                                                  (Signature)*



*Print name and title of the signing officer under his signature.

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